Exhibit 99.2

     Mentor Graphics Announces 2005 and Preliminary 2006 Outlook

    WILSONVILLE, Ore.--(BUSINESS WIRE)--July 29, 2005--Mentor Graphics Corporation (Nasdaq:MENT) today released revised 2005 guidance, and preliminary 2006 outlook.
    "Weaker second quarter bookings will not support our previously guided second half revenue targets. As a result, we are lowering our second half numbers, but remain optimistic about potential fourth quarter business," said Gregory K. Hinckley, president of Mentor Graphics. "With a healthy number of contract renewals in the fourth quarter, we expect a rebound that should produce good earnings and allow us to grow our backlog."
    For the third quarter, Mentor expects revenue of approximately $160 million to $165 million, and pro forma earnings per share between a loss of $.05 and break-even, with GAAP earnings per share expected to be a loss of between $.07 and $.02. In the fourth quarter, the company expects strength to return with revenue of $221 million and pro forma earnings per share of approximately $.50 and GAAP earnings per share of $.26.
    For the full year 2005, the company expects revenue of about $700 million to $705 million. Pro forma earnings are anticipated to range between $.37 and $.42 and GAAP earnings are expected to range between $.05 and $.10.
    For 2006, revenue is expected to be about $755 million, a growth of approximately 7% to 8% from 2005, and pro forma earnings per share are expected to grow about 25% to $.50. GAAP earnings per share for 2006 are expected to be about $.30.

    About Mentor Graphics

    Mentor Graphics Corporation (Nasdaq:MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world's most successful electronics and semiconductor companies. Established in 1981, the company reported revenues over the last 12 months of about $700 million and employs approximately 3,900 people worldwide. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

    In the calculation of pro forma earnings, gross margin and operating expenses, Mentor Graphics excludes amortization of acquired intangibles and write-offs of in-process R&D from acquisitions. For the three and six months ended June 30, 2005, a $4.75 million charge to R&D related to the purchase of technology that had not reached technological feasibility was also excluded from pro forma earnings. Included in pro forma earnings for the six months ended June 30, 2005 was a $1 million gain related to the sale of a building in the first quarter classified in other income, net. Also, excluded are non-operating and non-recurring items classified as special charges such as restructure expenses and asset impairments, as well as income tax expense in excess of a normalized 17% effective tax rate. These excluded items are generally infrequent, less predictable and are often non-cash in nature. Mentor Graphics believes that excluding these items provides investors with a representation of its core performance, and a pro forma base line for assessing the future earnings potential of Mentor Graphics.
    These pro forma measures should be assessed in conjunction with GAAP earnings measures for a more complete understanding of the Company's results. Since pro forma measures exclude certain items, differences in earnings from GAAP can be significant; Mentor Graphics management evaluates its performance under both measures for a complete understanding of its results. Investors are encouraged to review both measures for their evaluations and consider the GAAP earnings measures as the most complete measure of Mentor Graphics' overall performance.

    Statements in this press release regarding the Company's outlook for future periods constitute "forward-looking" statements based on current expectations within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) the Company's ability to successfully offer products and services that compete in the highly competitive EDA industry including the risk that the Company's technology, products or inventory become obsolete; (ii) reductions in spending on EDA tools by the Company's customers due to cyclical downturns or initiatives to increase profitability, (iii) discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers (iv) changes in accounting or reporting rules or interpretations, limitations on repatriation of earnings, licensing and intellectual property rights protection; (v) changes in tax laws, regulations or enforcement practices where the Company does business; (vi) effects of the increasing volatility of foreign currency fluctuations on the Company's business and operating results; (vii) effects of unanticipated shifts in product mix on gross margin and unanticipated shifts in geographic mix on the overall tax rate, (viii) effects of customer seasonal purchasing patterns and the timing of significant orders may negatively impact the Company's quarterly results of operations, (ix) the Company's ability to successfully integrate and manage its acquisitions, all as may be discussed in more detail under the heading "Factors That May Affect Future Results and Financial Condition" in the Company's most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding outlook do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.


Mentor Graphics Corporation
As of July 29, 2005
Reconciliation of Forward Looking Diluted Net Income per Share Between
 GAAP and Earnings Before Amortization of Acquired Intangibles and
 Special Charges
(Unaudited)
$ in Millions except per
 share data
                                 Q3 2005                   Q3 2005
                                  GAAP      Adjustments   Pro Forma
                             -----------------------------------------
Revenue                         $160 - $165       -       $160 - $165
Diluted earnings per share   ($.07) - ($.02)  $0.02 (a)($.05) - $0.00

                                 Q4 2005                   Q4 2005
                                  GAAP      Adjustments   Pro Forma
                             -----------------------------------------
Revenue                                $221       -              $221
Diluted earnings per share            $0.26   $0.24 (a)         $0.50

                                       2005                      2005
                                  GAAP      Adjustments   Pro Forma
                             -----------------------------------------
Revenue                         $700 - $705       -       $700 - $705
Diluted earnings per share    $0.05 - $0.10   $0.32 (b) $0.37 - $0.42

                                       2006                      2006
                                  GAAP      Adjustments   Pro Forma
                             -----------------------------------------
Revenue                                $755       -              $755
Diluted earnings per share            $0.30   $0.20 (a)         $0.50

(a) GAAP to Pro Forma adjustments include amortization of intangibles, the tax effect on these adjustments and differences between GAAP and Pro Forma tax rates.

(b) GAAP to Pro Forma adjustments include amortization of intangibles, special charges, R&D acquisition charges, the tax effect on these adjustments and differences between GAAP and Pro Forma tax rates.

    CONTACT: Mentor Graphics Corporation
             Ryerson Schwark, 503-685-1462
             ry_schwark@mentor.com
             or
             Dennis Weldon, 503-685-1462
             dennis_weldon@mentor.com